  As filed with the Securities and Exchange Commission on September ___, 1998
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                               -----------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               -----------------

                       BEI MEDICAL SYSTEMS COMPANY, INC.
             (Exact name of registrant as specified in its charter)

                               -----------------
        Delaware                                         71-0455756
------------------------                    ----------------------------------
(State of Incorporation)                    (I.R.S. Employer Identification No.)


                              100 HOLLISTER ROAD
                          TETERBORO, NEW JERSEY 07608
                   (Address of principal executive offices)



                        AMENDED 1987 STOCK OPTION PLAN
                          1992 RESTRICTED STOCK PLAN
                           (Full title of the plans)



                                 THOMAS W. FRY
                  VICE PRESIDENT, FINANCE AND ADMINISTRATION,
                            TREASURER AND SECRETARY
                       BEI MEDICAL SYSTEMS COMPANY, INC.
                               100 HOLLISTER ROAD
                          TETERBORO, NEW JERSEY 07608
                                 (201) 727-4900
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                               -----------------

                                   Copies to:
                            CHRISTOPHER A. WESTOVER
                                JAMES R. VIDANO
                               COOLEY GODWARD LLP
                         ONE MARITIME PLAZA, 20TH FLOOR
                            SAN FRANCISCO, CA 94111
                                 (415) 693-2000

                               -----------------



                                                               Page 1 of _______
                                                   Exhibit Index at Page _______

                        CALCULATION OF REGISTRATION FEE



======================================================================================================================

                                              PROPOSED MAXIMUM        PROPOSED MAXIMUM
TITLE OF SECURITIES       AMOUNT TO BE       OFFERING PRICE PER      AGGREGATE OFFERING           AMOUNT OF
 TO BE REGISTERED          REGISTERED             SHARE (1)               PRICE (1)           REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Shares of Common
Stock, par value
$.001 per share,
reserved for                      700,000         $1.72                 $1,204,000.00             $355.18
future grant under
the Amended 1987
Stock Option Plan
=================================================================================================================
Shares of Common
Stock, par value
$.001 per share,
reserved for                      350,000         $1.72                 $  602,000.00             $177.59
future issuance
under the 1992
Restricted Stock
Plan
=================================================================================================================


Totals:
                                1,050,000         $1.72                 $1,806,000.00             $532.77
=================================================================================================================

(1) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c). The price per share and aggregate offering price are based upon the average of the high and low sales price of Registrant's Common Stock on September 21, 1998 as reported on the NASDAQ National Market System.
================================================================================

                   INCORPORATION BY REFERENCE OF CONTENTS OF
         REGISTRATION STATEMENTS ON FORM S-8 NOS. 33-31459 AND 33-46766


     The contents of Registration Statements on Form S-8 Nos. 33-31459 and 33-46766 filed with the Securities and Exchange Commission on October 11, 1989 (as amended October 30, 1989) and March 27, 1992, respectively, are incorporated by reference herein with such modifications as are set forth below.

     Amendments to the 1987 Incentive Stock Option Plan (the "Incentive Plan") and 1987 Supplemental Stock Option Plan (the "Supplemental Plan") by the Board in December 1989 and January 1997, approved by the stockholders in February 1990 and March 1997, respectively, combined the Incentive Plan and the Supplemental Plan into one plan, changed its name to the Amended 1987 Stock Option Plan (the "Amended Plan"), increased the number of shares of the Company's Common Stock authorized for issuance from 900,000 shares to 1,350,000 shares, allowed for the issuance of both incentive stock options and nonstatutory stock options, allowed stock options to be granted to consultants, extended the term of the Amended Plan to January 15, 2007, made changes to the Amended Plan in response to the requirements of Code Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and made conforming changes to the Amended Plan in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

     In November 1997, the Board approved an amendment to the Amended Plan, approved by the stockholders in March 1998, to enhance the flexibility of the Board and the Compensation Committee in granting of stock options to the Company's employees and to increase the number of shares authorized for issuance under the Amended Plan from a total of 1,350,000 shares to 1,600,000 shares.

     In January 1997, the Board approved an amendment to the 1992 Restricted Stock Plan (the "Restricted Plan"), approved by the stockholders in March 1997, to increase the number of shares authorized for issuance under the Restricted Plan from a total of 350,000 to 700,000 shares.

                                    EXHIBITS

EXHIBIT
Number
------
 5.1    Opinion of Cooley Godward LLP

23.1    Consent of Ernst & Young LLP

23.2    Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
        Registration Statement

24      Power of Attorney is contained on the signature pages

99.1    Amended 1987 Stock Option Plan, as amended

99.2    1992 Restricted Stock Plan, as amended

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Teterboro, State of New Jersey, on August 18, 1998.


                              BEI MEDICAL SYSTEMS COMPANY, INC.



                              By:     /s/ Herbert H. Spoon
                                 -----------------------------------------

                              Title: President and Chief Executive Officer


                               POWER OF ATTORNEY


     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Herbert H. Spoon and Thomas W. Fry, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


SIGNATURE                                         TITLE                                            DATE
/s/ Charles Crocker                               Chairman of the Board                            August 31, 1998
------------------------------------------
(Charles Crocker)


/s/ Herbert H. Spoon                              President and Chief Executive                    August 18, 1998
------------------------------------------        Officer (Principal Executive
(Herbert H. Spoon)                                Officer)


/s/ Thomas W. Fry                                 Vice President, Finance and                      August 18, 1998
------------------------------------------        Administration, Treasurer and
(Thomas W. Fry)                                   Secretary (Principal Financial and
                                                  Accounting Officer)


/s/ Gary D. Wrench
------------------------------------------        Director                                         August 31, 1998
(Gary D. Wrench)


/s/ Dr. Ralph M. Richart
------------------------------------------        Director                                         August 14, 1998
(Dr. Ralph M. Richart)


/s/ Dr. Lawrence A. Wan
------------------------------------------        Director                                         August 17, 1998
(Dr. Lawrence A. Wan)


------------------------------------------        Director                                         ________ , 1998
(Richard W. Turner)

                                 EXHIBIT INDEX



EXHIBIT
NUMBER                         DESCRIPTION                                            SEQUENTIAL PAGE
                                                                                      NUMBER
 5.1      Opinion of Cooley Godward LLP

23.1      Consent of Ernst & Young LLP

23.2      Consent of Cooley Godward LLP is contained in Exhibit 5.1 to this
          Registration Statement

24        Power of Attorney is contained on the signature pages

99.1      Amended 1987 Stock Option Plan

99.2      1992 Restricted Stock Plan